Exhibit 99.1

Contact:

Brian Beades

212-810-5596

invrel@blackrock.com

BlackRock Declares Quarterly Dividend of $0.42/share;

Board Approves New Stock Repurchase Program

New York, August 2, 2006 – BlackRock, Inc. (NYSE:BLK) today announced that its Board of Directors has declared a quarterly cash dividend of $0.42 per share of common stock, payable September 22, 2006 to shareholders of record at the close of business on September 5, 2006.

BlackRock also announced that its Board of Directors has approved a new 2,100,000 share repurchase program. BlackRock may make the repurchases from time to time as market conditions warrant in open market or privately negotiated transactions. Except as highlighted below, the amount of shares repurchased and the timing of the repurchases will be at the discretion of BlackRock’s management. Repurchases through July 2006 under the previous repurchase program authorizations totaled 2,000,000 million shares at a total cost of approximately $150.4 million. Since June 30, 2006, BlackRock acquired approximately 181,000 shares at a total cost of $23.4 million. The pre-existing repurchase program has been terminated effective with the new authorization. Repurchased shares will be available for general corporate purposes including the funding of various employee benefit and compensation plans.

About BlackRock

BlackRock is one of the largest publicly traded investment management firms in the United States with approximately $464.1 billion of assets under management at June 30, 2006. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to a growing number of institutional investors. Headquartered in New York City, the firm serves clients from offices in the U.S., Europe and Asia. BlackRock is majority owned by The PNC Financial Services Group, Inc. (NYSE: PNC) and by BlackRock employees. For additional information, please visit the Company’s website at www.blackrock.com.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s SEC reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products, including its separately managed accounts and the former Merrill Lynch Investment Managers (MLIM) business; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock’s ability to successfully integrate the MLIM business with its existing business; (16) the ability of BlackRock to effectively manage the former MLIM assets along with its historical assets under management; (17) BlackRock’s success in maintaining the distribution of its products; and (18) the ability of BlackRock to complete the transaction with Merrill Lynch & Co.

BlackRock’s Annual Reports on Form 10-K and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

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